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                                                                    EXHIBIT 99.1

                           FNB FINANCIAL CORPORATION

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON SEPTEMBER 8, 2004


   SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FNB FINANCIAL CORPORATION


     The undersigned shareholder of FNB Financial Corporation, having received the Proxy Statement/ Prospectus dated as of August 6, 2004, together with the notice of the special meeting of shareholders of FNB Financial Corporation, to be held on September 8, 2004, at 2:00 p.m., hereby designates and appoints Thomas A. Depler and Ronald A. Distl, or either one of them, as proxy or proxies of the undersigned, with full power of substitution and resubstitution, to vote all of the common shares of FNB Financial Corporation that the undersigned is entitled to vote at the special meeting, and at any adjournments thereof, as specified below on the following proposal:


        To adopt the Agreement and Plan of Merger dated as of March 3, 2004, by and between FNB Financial Corporation and First
        Citizens Banc Corp and to approve the transactions contemplated thereby, including the merger of FNB Financial Corporation with and into First Citizen Banc Corp.

                ____ FOR        ____ AGAINST        ____ ABSTAIN

     THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" THE FOREGOING PROPOSAL. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES NAMED ABOVE ON SUCH MATTERS. ALL PROXIES PREVIOUSLY GIVEN BY THE UNDERSIGNED ARE HEREBY REVOKED. RECEIPT OF THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS IS HEREBY ACKNOWLEDGED.

     An executed proxy may be revoked at any time prior to its exercise by submitting another proxy with a later date, by appearing in person at the special meeting and advising the Secretary of the shareholder's intent to vote the shares or by sending a written, signed and dated revocation which clearly identifies the proxy being revoked to the principal executive offices of FNB Financial Corporation at 60 West Main Street, P.O. Box 151, Shelby, Ohio 44875,
Attention: Lois Bartelheim, Secretary. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the proxy previously given is no longer effective.

     PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON YOUR STOCK CERTIFICATE(S) AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF THE SHARES ARE ISSUED IN THE NAMES OF TWO OR MORE PERSONS, ALL PERSONS SHOULD SIGN THE PROXY. IF THE SHARES ARE ISSUED IN THE NAME OF A CORPORATION OR PARTNERSHIP, PLEASE SIGN IN THE CORPORATE NAME, BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER, OR IN THE PARTNERSHIP NAME, BY AN AUTHORIZED PERSON. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR IN ANY OTHER CAPACITY, PLEASE GIVE YOUR FULL TITLE AS SUCH.

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Signature                                          Signature

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Print or Type Name                                 Print or Type Name

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Date                                               Date
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